Exhibit 10.57

AMENDMENT TO	Franklin Synergy Bank	☒
THE CONTRACT	Crossroads Architecture	☐
	Century Skanska	☒
	Jobsite	☐
DOCUMENT G701	OTHER	☐

PROJECT: Franklin Synergy Bank, Nolensville Branch Renovation TO CONTRACTOR: Skanska USA Building Inc. 5000 Meridian Blvd, Suite 100 Franklin, TN 37067 The Contract is changed as follows:	CHANGE ORDER NO. DATE: ARCHITECT’S PROJECT NO.: CONTRACT DATE: CONTRACT FOR: REFERENCE CCR #	Two (2) 10/2/2015 N/A 10/6/2015 Construction Management N/A

Total amount of Change Order Amendment:	$23,111.00

Not valid until signed by the Owner, Architect and Contractor.

The original (Estimated Maximum Price) was	$—
Net change by previously authorized Change Orders	$—
The (Estimated Maximum Price) prior to this Change Order was	$—
The (Estimated Maximum Price) will be (increased) (~~unchanged~~) by this Change Order in the amount of	$23,111.00
The new (Guaranteed Maximum Price) including this Change Order will be	$207,111.00
The Contract Time for this change will be (established) as	(0) days
The date of Substantial Completion as of the date of this Change Order therefore is	December 10, 2015

/s/ Dennis Norvet		/s/ Kevin Herrington
CONTRACTOR		OWNER

Skanska USA Building Inc.		Franklin Synergy Bank

Address:	5000 Meridian Blvd., Suite 100	Address:	722 Columbia Avenue
	Franklin, TN 37067		Franklin, TN 37064

BY:	Dennis Norvet	BY:	Kevin Herrington

DATE:	10.26.2015	DATE:	10/28/15

Franklin Synergy Bank Nolesville GMP Amendment 10262015 Final GMP 1(C),